Exhibit 99.2
FUTURA BANC CORP.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FUTURA BANC CORP.
     The undersigned hereby appoints Wendy Brenner and Patricia Cromwell and each of them, each with the full power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Shares of Futura Banc Corp. held of record by the undersigned on [Record Date], at the Special Meeting of the Shareholders to be held at                     .m, local time, on                     , 2007 at Urbana Country Club, 4761 East US Hwy 36, Urbana, Ohio 43078 and at any adjournments thereof, as specified below.
1.	To adopt the Agreement and Plan of Merger, dated as of June 7, 2007, by and between First Citizens Banc Corp and Futura Banc Corp., and to approve the transactions contemplated thereby, including the merger of Futura Banc Corp. with and into First Citizens Banc Corp.

FOR	AGAINST	ABSTAIN
2.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger and to approve the transactions contemplated thereby.

FOR	AGAINST	ABSTAIN
3.	In their discretion, the proxies are authorized to vote upon any other business which properly comes before the special meeting or any adjournment or postponement of the special meeting.
The Board of Directors recommends votes for (1) the adoption of the Agreement and Plan of Merger and the approval of the transactions contemplated thereby and (2) the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger and to approve the transactions contemplated thereby. If you fail to return a properly signed proxy or if you vote to abstain on Proposal 1 above, it will have the same effect as a vote against the adoption of the Agreement and Plan of Merger and the approval of the transactions contemplated thereby. If you vote to abstain on Proposal 2 above, it will have the same effect as a vote against the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies.

Date: , 2007

Label attached Name/address/# of shares	Signature

Signature, if jointly held

Print your name(s) here
NOTE: THE SIGNATURE(S) ON THIS PROXY SHOULD CORRESPOND WITH THE NAME(S) IN WHICH YOUR SHARES ARE REGISTERED. WHEN SHARES ARE REGISTERED JOINTLY IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. A PROXY GIVEN BY A CORPORATION SHOULD BE SIGNED IN THE CORPORATE NAME BY THE CHAIRMAN OF ITS BOARD OF DIRECTORS, ITS PRESIDENT, VICE PRESIDENT, SECRETARY, OR TREASURER.